EXHIBIT 99.1

Remark Holdings Receives $30 Million of Debt Financing from Mudrick Capital

Proceeds to Grow AI Business

LAS VEGAS, NV - December 6, 2021 - Remark Holdings, Inc. (NASDAQ: MARK), a diversified global technology company with leading artificial intelligence (“AI”) solutions and digital media properties, today announced a $30 million debt financing deal with Mudrick Capital Management, L.P. The financing will be used to pay off certain debts and liabilities, provide working capital for existing projects, and to fund new business initiatives, including opportunities in infrastructure, security and data analytics, as well as invest in and grow NFT and Metaverse businesses.

“We are excited to be working with an investor that is well known for recognizing undervalued companies, and providing the strategic capital and industry expertise to help capture and grow opportunities in the large total addressable markets we are pursuing,” noted Kai-Shing Tao, Chairman and Chief Executive Officer of Remark Holdings. “This debt facility allows us to raise capital in a non-dilutive manner which protects shareholder value and, more importantly, provides the funds necessary to achieve the growth plans we have outlined for 2022. We are positioned to gain the benefits of the infrastructure bill in 2022 by working to operationally deploy in the security, transportation and public safety markets. We look forward to providing additional information on our NFT and Metaverse businesses in the coming weeks.”

About Mudrick Capital Management, L.P.
Mudrick Capital Management, L.P. is an SEC-registered investment advisor focused on special situations and deep value event-driven investing. Mudrick Capital manages capital for a diverse group of sophisticated institutions and individuals, including endowments, foundations, insurance companies, private banks, fund-of-funds, pensions, family offices and high net worth individuals. As of October 2021, Mudrick Capital manages approximately $3.5 billion. Mudrick Capital focuses on opportunities across the corporate capital structure to find investments with attractive risk reward ratios. The goal is to provide equity-like returns with credit-like risk and volatility in an uncorrelated fashion.

About Remark Holdings, Inc.
Remark Holdings, Inc. (NASDAQ: MARK) delivers an integrated suite of AI solutions that enable businesses and organizations to solve problems, reduce risk and deliver positive outcomes. The company’s easy-to-install AI products are being rolled out in a wide range of applications within the retail, financial, public safety and workplace arenas. The company also owns and operates digital media properties that deliver relevant, dynamic content and ecommerce solutions. The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company's website at http://www.remarkholdings.com/.
Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark

Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.
Company Contacts
E. Brian Harvey
Senior Vice President of Capital Markets and Investor Relations
Remark Holdings, Inc.
ebharvey@remarkholdings.com
702.701.9514
Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626.623.2000
(+86) 13702108000